UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2016

Atlas Resource Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35317	45-3591625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Park Place Corporate Center One

1000 Commerce Drive, Suite 400

Pittsburgh, PA 15275

(Address of principal executive offices, including zip code)

800-251-0171

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 6, 2016, Atlas Resource Partners Holdings, LLC (“Holdings”) and Atlas Resource Finance Corporation (“Finance Corp” and together with Holdings, the “Issuers”), which are wholly-owned subsidiaries of Atlas Resource Partners, L.P., the parent guarantor (“ARP”), certain of Holdings’ subsidiaries (together with ARP, the “Guarantors”), Wells Fargo Bank, National Association, as resigning trustee (“Wells Fargo”) and U.S. Bank National Association, as successor trustee (“U.S. Bank”), entered into an Instrument of Resignation, Appointment and Acceptance (the “Instrument”). In connection with the Instrument, Wells Fargo resigned as trustee, note custodian, registrar and paying agent under the Indenture dated as of July 30, 2013, as supplemented and amended (the “Indenture”) and the Issuers accepted such resignation and appointed U.S. Bank as the successor trustee, note custodian, registrar and paying agent under the Indenture.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are attached hereto and filed herewith

Exhibit No.	Description

4.1	Instrument of Resignation, Appointment and Acceptance, dated as of June 6, 2016, by and among Atlas Resource Partners Holdings, LLC, Atlas Resource Finance Corporation, Atlas Resource Partners, L.P., the Subsidiary Guarantors named therein, Wells Fargo Bank, National Association and U.S. Bank National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS RESOURCE PARTNERS, L.P.
By: Atlas Energy Group, LLC, its general partner

Dated: June 7, 2016	By:	/s/ Jeffrey M. Slotterback
	Name:	Jeffrey M. Slotterback
	Title:	Chief Financial Officer